SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                Date of Report (date of earliest event reported):
                                January 17, 2002


                              BOUNDLESS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


     Delaware                       0-17977                     13-3469637
     State of                       Commission                  IRS Employer
     Incorporation                  File Number                 I.D. Number


                   100 Marcus Blvd., Hauppauge, New York 11788
                     Address of principal executive offices


                  Registrant's telephone number: (631) 342-7400


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5  Other Events

     Pursuant to the separation arrangements described below, the Board of Directors of Boundless Corporation (the "Company") accepted the resignations, effective as of January 1, 2002, of J. Gerald Combs, its Chairman and Chief Executive Officer, and Jeffrey K. Moore, its Vice President of Corporate Development, from all of their positions with the Company and its subsidiaries. However, Mr. Combs and Mr. Moore are to remain as members of the Company's Board of Directors (with Mr. Combs also remaining as Chairman of the Board) until the next meeting of the Company's stockholders, at which Mr. Combs, but not Mr. Moore, is expected to stand for re-election to the Board.

     Effective as of January 7, 2002, the Board of Directors appointed Joseph Joy, 48, as the Company's Chief Executive Officer. Mr. Joy has been serving as the President of the Company and its electronic manufacturing services subsidiary, Boundless Manufacturing Services, Inc. The Company finalized the details of the separation agreements involving Mr. Combs and Mr. Moore on January 17, 2002 but the documents were made effective as of January 1, 2002.

     The Company entered into a Separation Agreement and General Release (the "Separation Agreement") with each of Mr. Combs and Mr. Moore and issued a 6% Convertible Promissory Note (the "Note") to each of them, with a principal amount of $475,000 for Mr. Combs and $382,600 for Mr. Moore, representing the separation payments. The separation payments include a bonus from the Company for the year 2000 ($75,000 for Mr. Combs and $25,000 for Mr. Moore). Simultaneously, the Company entered into a Consulting Agreement with Mr. Combs and an Employment and Consulting Agreement with Mr. Moore (together, the "Consulting Agreements"). Mr. Combs is to serve as a consultant to the Company


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until March 31, 2003, and Mr. Moore is to remain as an employee of the Company at a reduced salary and in a non-officer capacity until March 31, 2002 and thereafter serve as a consultant to the Company until February 27, 2003. Under the Consulting Agreements the Company agreed to pay a total of $241,056 to Mr. Combs and $137,500 to Mr. Moore. The Company agreed that, to the extent not already vested, all stock options held by Mr. Combs (480,000) and Mr. Moore (205,000) would be fully vested immediately and such options would be exercisable for five years from January 1, 2002. The exercise prices of such stock options were not changed. The Company (including its subsidiaries) granted releases to Mr. Combs and Mr. Moore, each of whom granted reciprocal releases to the Company (and its subsidiaries).

     Each Note is payable on February 27, 2003 and entitles the holder to convert it at the price of $1.25 per share into restricted shares of the Company's common stock at any time prior to such maturity date. However, if the Notes are not converted and the Company has not raised equity financing of at least $2,500,000 prior to such maturity date, the Company has the option to extend the Notes for two years and to pay the Notes in 24 monthly installments. The Company's obligations to make payments under the Notes are subordinated to its current or future obligations to repay all other indebtedness for borrowed money. The shares into which the Notes may be converted are accompanied by "piggyback" registration rights and are being registered under the Company's most recent Registration Statement on Form S-3 (No. 333-72258).

     Under the Consulting Agreements, if Mr. Combs or Mr. Moore introduces the Company to a party with which the Company completes a financing, merger or acquisition transaction between June 1, 2002 and December 31, 2003, he will be entitled to certain commissions of either 2% or 4% of the transaction or financing amount. In addition to advising


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the Company on financings, mergers and acquisitions and business development, the duties of Mr. Combs and Mr. Moore under these agreements include cooperation in the transfer of his duties to his successor at the Company and providing testimony in any future proceeding involving the Company.

     Under the Separation Agreements, each of Mr. Combs and Mr. Moore agreed to transfer to the Company his 2,000,000 shares of the outstanding common stock of Boundless Manufacturing Services, Inc., resulting in the Company's holding 75% of the 20,000,000 outstanding shares of Boundless Manufacturing.

     In addition, Mr. Combs and Mr. Moore each agreed to the termination of his Employment Agreement with the Company, surrendering his rights to early termination payments, which would have exceeded the amount each of them is receiving under the Notes and Consulting Agreements, and agreed to certain covenants including, among others, those relating to confidentiality, non-competition and notification to the Company of business opportunities.

Item 7. Exhibits

     (c) Exhibits

     The Company entered into substantially the same forms of agreements with Jeffrey K. Moore as the forms of agreements set forth as Exhibits 10.1 and 10.3 hereto relating to J. Gerald Combs and also issued to Mr. Moore a Note in substantially the same form as the Note set forth as Exhibit 10.2 hereto relating to Mr. Combs. However, the Separation Agreement, Consulting Agreement and Note relating to Mr. Moore differed from those relating to Mr. Combs as follows:


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      (i)   The principal amount of the Note issued to Mr. Moore is $382,600.

      (ii) The amounts to be paid to Mr. Moore under his Consulting Agreement are, (i) for the five-month period beginning January 1, 2002 and ending May 31, 2002, $12,500 per month; (ii) for the six-month period beginning June 1, 2002 and ending November 30, 2002, $9,375 per month; and (iii) for the three-month period beginning December 1, 2002 and ending February 27, 2003, $6,250 per month.

      (iii) Mr. Moore's Consulting Agreement, which is entitled "Employment and Consulting Agreement", expires on February 27, 2003 and provides for a $950 per month automobile allowance through June 2002. He is to be an employee of the Company until March 31, 2002 and be a consultant to the Company thereafter.

      (iv) Exhibits B and E to the Separation Agreement and General Release for Mr. Moore are different from those for Mr. Combs and such Exhibits B and E for both parties have been filed herewith.

The Company hereby agrees to provide to the Commission upon request any omitted schedules or exhibits to the documents listed in this Item 7.

    Exhibit Nos.
    ------------

        10.1 Separation Agreement and General Release, dated as of January 7, 2002, by and between J. Gerald Combs and the Registrant (including the Registrant's subsidiaries) and Exhibits B, C, E and G to such Agreement.

        10.2 Non-Negotiable Convertible Note made as of January 1, 2002 by the Registrant to J. Gerald Combs in the principal amount of $475,000 (also constituting Exhibit D to the Separation Agreement and General Release described above).


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    Exhibit Nos.
    ------------

        10.3 Consulting Agreement, dated as of January 1, 2002, by and between J. Gerald Combs and the Registrant (also constituting Exhibit F to the Separation Agreement and General Release described above).

        10.4 List of Stock Options held by Jeffrey K. Moore and list of additional consideration or benefits to be provided to him pursuant to the Separation Agreement and General Release, dated as of January 1, 2002, by and between him and the Registrant (including the Registrant's subsidiaries) (constituting Exhibits B and E to such Agreement).



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2002


                                               BOUNDLESS CORPORATION

                                            By:_________________________________
                                               Name: Joseph Gardner,
                                               Title: Chief Financial Officer



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                              BOUNDLESS CORPORATION

                            LIST OF EXHIBITS ATTACHED
                                   TO FORM 8-K

                                January 23, 2002

    Exhibit Nos.
    ------------

        10.1 Separation Agreement and General Release, dated as of January 7, 2002, by and between J. Gerald Combs and the Registrant (including the Registrant's subsidiaries) and Exhibits B, C, E and G to such Agreement.

        10.2 Non-Negotiable Convertible Note made as of January 1, 2002 by the Registrant to J. Gerald Combs in the principal amount of $475,000 (also constituting Exhibit D to the Separation Agreement and General Release described above).

        10.3 Consulting Agreement, dated as of January 1, 2002, by and between J. Gerald Combs and the Registrant (also constituting Exhibit F to the Separation Agreement and General Release described above).

        10.4 List of Stock Options held by Jeffrey K. Moore and list of additional consideration or benefits to be provided to him pursuant to the Separation Agreement and General Release, dated as of January 7, 2002, by and between him and the Registrant (including the Registrant's subsidiaries) (constituting Exhibits B and E to such Agreement).


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